UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported);
March 21, 2014 (March 20, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of	(Commission File Number)	(LR.S. Employer Identification
Incorporation)		Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pro-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                        Entry into a Material Definitive Agreement.

On March 20, 2014, Magnum Hunter Resources Corporation (the “Company”, “we”, “us” or “our”) entered into a purchase agreement (the “Purchase Agreement”) with three select institutional investors to sell, in a private offering, 4,300,000 shares of its common stock (the “Shares”) for anticipated gross proceeds of $30.1 million.  The Company intends to use the net proceeds from the sale for general corporate purposes, including payment of amounts related to its current operations in the Marcellus Shale and Utica Shale including the acquisition of additional oil and gas leases located in the states of Ohio and West Virginia. Additionally, in this region the Company has recently negotiated firm transportation for its future upstream natural gas production that may require letter of credit support. The Purchase Agreement contains terms and conditions that are customary for a transaction of this type.

The Company also entered into a registration rights agreement dated March 20, 2014 (the “Registration Rights Agreement”) with the investors pursuant to which the Company has agreed to file a registration statement registering the resale of the Shares within 10 days following the closing of the private offering.  The Registration Rights Agreement requires the Company to use its reasonable best efforts to have the registration statement declared effective within 90 days following the closing of the private offering (or 120 days if the Company receives written comments from the Securities and Exchange Commission (“SEC”) on the registration statement).  If the registration statement registering the resale of the Shares has not been filed within 10 days or declared effective within 90 or 120 days, as applicable, following the closing of the private offering, then the Company will be required to pay the investors, pro rata, an amount equal to 1% of the purchase price of the Shares for each one-month period of delay (pro-rata for a lesser period of delay), subject to maximum payment of 5% of the purchase price of the Shares.

BMO Capital Markets Corp. acted as the lead placement agent for the offering, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. acted as co-placement agents. The Company expects the private offering to close on March 26, 2014, subject to satisfaction of certain customary closing conditions.

The offer and sale of the Shares described above were made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws. The offer and sale of the Shares satisfied the conditions of Rule 506 under the Securities Act.

Item 3.02.                        Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference herein.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements, including statements regarding the sale of the Shares and our expected use of proceeds therefrom. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in this current report and other filings made by us with the SEC. Among the factors that could cause results to differ materially are those risks discussed in this and other reports filed by us with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in this and those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and we do not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: March 21, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer